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                                                                    Exhibit 99.1

[LOGO]


                                  NEWS RELEASE
                              FOR IMMEDIATE RELEASE

                         ZEMEX RETAINS FINANCIAL ADVISOR
                                TO ASSESS WAYS TO
                            IMPROVE SHAREHOLDER VALUE


TORONTO, CANADA -- DECEMBER 8, 1999 -- ZEMEX CORPORATION (TSE, NYSE:ZMX) announced today that it has retained the services of Banc of America Securities, LLC to review methods and opportunities to maximize value for the shareholders of Zemex.

Richard L. Lister, President and Chief Executive Officer of Zemex, commented, "Although Zemex's financial performance and strength have improved significantly since 1993, the Corporation's share price has failed to create a corresponding increase in value for our shareholders. We have engaged Banc of America Securities to assist us in identifying and evaluating alternatives that may be available to the Corporation."

The Corporation also stated that it could give no assurance that any transaction would result from these efforts.

Zemex Corporation is a diversified producer of industrial minerals, specialty products and metal powders and, through its Alumitech division, reprocesses aluminum drosses with patented zero discharge technology. Zemex currently operates facilities across the United States and Canada. Its products are used in a variety of commercial applications and are sold throughout the United States, Canada and Europe.

For further information, please contact:

                  Richard L. Lister
                  President and Chief Executive Officer
                  (416) 365-5667

                  Allen J. Palmiere
                  Vice President and Chief Financial Officer
                  (416) 365-8091

                  Patricia K. Moran
                  Corporate Secretary and Assistant Treasurer
                  (416) 365-8093

This press release may contain "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward statements include statements regarding the intent, belief or current expectation of the Corporation and members of its senior management team, including, without limitation, expectations regarding prospective performance and opportunities. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by the Corporation.